UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 14, 2007

Independent Bank Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Massachusetts	1-9047	04-2870273
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

288 Union Street, Rockland, Massachusetts		02370
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-878-6100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

As previously announced, on December 14, 2006 the Independent Bank Corp. (the "Company") Board of Directors approved a common stock purchase program (the "December 2006 Buyback Program"). The Board authorized the Company to purchase up to 1,000,000 shares of its outstanding common stock pursuant to the December 2006 Buyback Program.

Also as previously announced, the Company had, as of June 30, 2007, purchased 805,747 shares of its common stock at a weighted average price per share of $31.39 pursuant to the December 2006 Stock Buyback Program.

On August 14, 2007 the Company completed the December 2006 Buyback Program. From July 1, 2007 through August 14, 2007 the Company purchased 194,253 shares of common stock at a weighted average price per share of $27.82 pursuant to the December 2006 Buyback Program.

In connection with the now complete December 2006 Buyback Program the Company purchased a total of 1,000,000 shares of its common stock at a weighted average price per share of $30.70.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independent Bank Corp.

August 15, 2007	By:	Edward H. Seksay

Name: Edward H. Seksay
Title: General Counsel